Exhibit 99.1

Schlumberger-Cameron Merger Receives Unconditional Clearance

from U.S. Department of Justice

HOUSTON, November 17, 2015 — Schlumberger Limited (NYSE: SLB) and Cameron International Corporation (NYSE: CAM) jointly announced today that the U.S. Department of Justice has cleared their proposed merger without any conditions, granting early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the proposed merger.

The closing of the proposed merger remains subject to approval by Cameron stockholders and the satisfaction or waiver of the other closing conditions contained in the merger agreement between Schlumberger and Cameron. As previously announced by Cameron, the special meeting of stockholders of Cameron is scheduled for December 17, 2015, at which meeting stockholders of Cameron will consider and vote upon the proposed adoption of the agreement and plan of merger between the companies.

Subject to receipt of approval from Cameron stockholders and satisfaction or waiver of other closing conditions contained in the merger agreement, Schlumberger and Cameron expect to close the merger in the first quarter of 2016. Until that time, Schlumberger and Cameron will continue to operate as separate and independent companies and continue to serve their respective customers.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Schlumberger and Cameron and may be deemed to be solicitation material. In connection with the proposed transaction, Schlumberger has filed with the SEC a registration statement on Form S-4, including Amendment No. 1 thereto, which was declared effective by the SEC on November 16, 2015. Cameron filed a definitive proxy statement/prospectus on November 17, 2015, and began mailing the definitive proxy statement/prospectus to its stockholders on that date. This communication is not a substitute for the definitive proxy statement/prospectus, the registration statement or any other document Schlumberger or Cameron may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN AND THAT MAY BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AS AND WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials will be made available to stockholders of Cameron at no expense to them. Investors will be able to obtain free copies of these documents and other documents filed with the SEC by Schlumberger and/or Cameron through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Schlumberger are available free of charge on Schlumberger’s internet website at http://www.slb.com. Copies of the documents filed with the SEC by Cameron are available free of charge on Cameron’s internet website at http://www.c-a-m.com. You may also read and copy any reports, statements and other information filed by Cameron or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in Solicitation

Cameron, Schlumberger, their respective directors and certain of their respective executive officers may be considered, under SEC rules, participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Schlumberger is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on January 29, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on February 19, 2015. Information about the directors and executive officers of Cameron is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Schlumberger’s and Cameron’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements. Neither Schlumberger nor Cameron can give any assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, failure to obtain the required vote of Cameron’s stockholders, the timing to consummate the proposed transaction, the ability to successfully integrate the merged businesses and other risk factors that are discussed in Schlumberger’s and Cameron’s most recent Annual Reports on Form 10-K and the definitive proxy statement/prospectus referred to above, as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and neither Schlumberger nor Cameron undertakes any obligation to publicly update or revise any of them in light of new information, future events or otherwise.

For more information, contact:

Investors

Simon Farrant – Schlumberger Limited, Vice President of Investor Relations

Joy V. Domingo – Schlumberger Limited, Manager of Investor Relations

Office +1 (713) 375-3535

investor-relations@slb.com

Scott Lamb – Cameron, Vice President of Investor Relations

Office +1 (713) 513-3344

scott.lamb@c-a-m.com

Media

Joao Felix – Schlumberger Limited, Director of Corporate Communication

Office +1 (713) 375-3494

corporatecomms@slb.com